EXHIBIT 99.1

DATE:	11/12/04

TO:	All Media

FROM:	Standard Management 10689 N. Pennsylvania Street Indianapolis, Indiana 46280

CONTACT:	Michael B. Berry Investor Relations Phone: 317-574-2865

Standard Management Reports Third Quarter 2004 Results

(Indianapolis, IN) Standard Management Corporation (the “Company”, “Standard Management”, or “SMAN”; Nasdaq: SMAN, www.SMAN.com) reported a loss of $2.7 million or $.34 per diluted share for the third quarter of 2004. The current quarter loss was primarily caused by a loss of $1.7 million or $.22 per diluted share in our Health Services Segment, relating generally to the continued development of this segment.

Net Income

For the quarter ended September 30, 2004, net loss was $2.7 million or $.34 per diluted share, compared to a net loss of $3.2 million or $.40 per diluted share for the third quarter of 2003.

Financial Services: Net loss for the quarter was $.1 million, or $.01 per diluted share, compared to a net loss of $.9 million or $.12 per diluted share for the third quarter of 2003. Largely impacting the current quarter was increased spread income due to reduced crediting rates over the last year.

Health Services: The third quarter 2004 net loss was $1.7 million or $.22 per diluted share, compared to a net loss of $1.6 million or $.20 per diluted share for the third quarter of 2003. Comparatively, the current quarter benefited from improved gross margins associated with increased revenues from our long-term care business, and improved operating expenses due to reduced development costs. In addition, no tax benefits were recorded on the current quarter losses.

Other Services: The third quarter 2004 net loss was $.9 million, or $.11 per diluted share, compared to a net loss of $.4 million, or $.05 per diluted share for the third quarter of 2003. No tax benefits were recorded on the third quarter 2004 losses. Partially impacting the third quarter of 2003 was a realized gain of $.2 million, or $.01 per diluted share.

Assets

Total assets were comparable at $1.97 billion as of September 30, 2004 and December 31, 2003. SMAN has continued to reduce its exposure to below investment grade bonds, moving from 1.3% at year-end to 0.7% as of September 30, 2004. Our overall portfolio quality remains at Aa3 by Moody’s.

Shareholders’ Equity/Book Value

Shareholders’ equity, as reported in the consolidated balance sheet, was $64.5 million at September 30, 2004, compared to $72.4 million at December 31, 2003. Diluted book value per share was reported as $8.13 at September 30, 2004, compared to $8.93 at December 31, 2003.

Standard Management is a financial holding company headquartered in Indianapolis, IN. Information about the company can be obtained by calling the Investor Relations Department at 317-574-2865 or via the Internet at http://www.SMAN.com.

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 37A of the Securities Exchange Act of 1934, including statements regarding the company’s hopes, beliefs, intentions, or strategies regarding the future. Forward-looking statements include, but are not limited to, predictions of future revenues, expectation of growth rates, new business, and acquisitions.

STANDARD MANAGEMENT CORPORATION (NASDAQ: SMAN)
(Unaudited, dollars in thousands, except per share amounts)
CONDENSED CONSOLIDATED FINANCIAL INFORMATION

	Three Months Ended		Year to Date
	September 30		September 30
	2004	2003	2004	2003
RESULTS OF OPERATIONS
Revenues	$25,757	$27,005	$85,120	$101,588

Net income (loss):
Financial Services	$(113)	$(947)	$1,835	$4,847
Health Services	$(1,730)	$(1,603)	$(6,555)	$(3,082)
Other Services	$(852)	$(387)	$(2,211)	$(1,659)
Discontinued operations	$—	$(275)	$—	$(275)

Net income (loss)	$(2,695)	$(3,212)	$(6,931)	$(169)

PER SHARE DATA (Diluted)
Net income (loss):
Financial Services	$(0.01)	$(0.12)	$0.23	$0.61
Health Services	$(0.22)	$(0.20)	$(0.82)	$(0.39)
Other Services	$(0.11)	$(0.05)	$(0.28)	$(0.21)
Discontinued operations	$—	$(0.03)	$—	$(0.03)

Net income (loss)	$(0.34)	$(0.40)	$(0.87)	$(0.02)

Weighted average shares outstanding	7,929,863	8,085,305	7,991,807	8,004,266
Weighted average shares outstanding (Diluted)	7,929,863	8,085,305	7,991,807	8,004,266

	September 30	December 31
BALANCE SHEET	2004	2003
		(Audited)
Total assets	$1,975,183	$1,974,771
Senior and subordinated debt	23,837	21,000
Trust preferred securities	20,700	20,700
Shareholders’ equity
As reported	64,508	72,447
Book value per share (Diluted) (1)
As reported	8.13	8.93

(1)	Considers conversion of options and warrants using the treasury stock method and stock price as of respective balance sheet date.

STANDARD MANAGEMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, dollars in thousands)

	September 30	December 31
	2004	2003
ASSETS
Investments:
Securities available for sale:
Fixed maturity securities, at fair value (amortized cost $1,628,612 in 2004 and $1,638,048 in 2003)	$1,642,054	$1,644,837
Mortgage loans on real estate	821	3,937
Policy loans	11,069	12,308
Real estate	1,753	1,843
Equity-indexed call options	6,017	19,711
Other invested assets	1,395	2,690
Short-term investments	591	590

Total investments	1,663,700	1,685,916
Cash and cash equivalents	50,967	17,296
Accrued investment income	15,118	17,002
Amounts due and recoverable from reinsurers	38,012	36,277
Deferred policy acquisition costs	162,567	166,411
Present value of future profits	14,451	16,508
Goodwill and intangibles	9,603	10,961
Property and equipment (less accumulated depreciation of $6,654 in 2004 and $5,286 in 2003)	11,980	12,770
Federal income tax recoverable	2,051	6,429
Other assets	6,734	5,201

Total assets	$1,975,183	$1,974,771

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Insurance policy liabilities	$1,842,112	$1,841,545
Accounts payable and accrued expenses	15,766	8,117
Obligations under capital lease	257	551
Mortgage payable	6,660	6,795
Notes payable	23,837	21,000
Current income taxes	22	—
Deferred income taxes	1,321	3,616
Payable to subsidiary trust issuer of “company-obligated trust preferred securities”	20,700	20,700

Total liabilities	1,910,675	1,902,324

Shareholders’ Equity:
Common stock no par value and additional paid in capital:
Authorized 20,000,000 shares; issued 9,446,191 in 2004 and 9,629,167 in 2003	64,370	68,078
Treasury stock, at cost, 1,520,078 shares in 2004 and 1,515,078 shares in 2003	(7,687)	(7,671)
Accumulated other comprehensive income	5,418	2,702
Retained earnings	2,407	9,338

Total shareholders’ equity	64,508	72,447

Total liabilities and shareholders’ equity	$1,975,183	$1,974,771

STANDARD MANAGEMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2004	2003	2004	2003
Revenues:
Premium income	$1,508	$2,612	$5,870	$6,913
Net investment income	20,607	19,852	62,701	61,621
Call option income (loss)	(2,737)	1,062	(1,408)	4,051
Net realized investment gain (loss)	(606)	(232)	(380)	18,041
Policy income	4,965	2,864	12,585	7,837
Sales of goods	1,872	825	5,364	2,256
Fees and other income	148	22	388	869

Total revenues	25,757	27,005	85,120	101,588
Benefits and expenses:
Benefits and claims	2,053	4,285	6,338	9,885
Interest credited to interest-sensitive annuities and other financial products	10,452	16,497	39,428	49,271
Amortization and depreciation	8,041	3,042	21,909	20,931
Other operating expenses	5,342	5,913	16,390	16,382
Cost of goods sold	1,430	675	3,994	1,917
Interest expense and financing costs	1,192	1,039	3,294	3,052

Total benefits and expenses	28,510	31,451	91,353	101,438
Income (loss) before federal income tax expense	(2,753)	(4,446)	(6,233)	150
Federal income tax expense (benefit)	(58)	(1,509)	698	44

Income (loss) from continuing operations	(2,695)	(2,937)	(6,931)	106
Loss from the sale of discontinued operations	—	(275)	—	(275)

Net loss	$(2,695)	$(3,212)	$(6,931)	$(169)

Loss per share:
Basic	$(.34)	$(.40)	$(.87)	$(.02)
Diluted	(.34)	(.40)	(.87)	(.02)
Weighted average shares outstanding for basic and diluted earnings per share	7,929,863	8,085,305	7,991,807	8,004,266